                                  Exhibit 99.1


COMPANY CONTACTS:                                           INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                                    Lippert/Heilshorn & Associates, Inc.
------------------------                                    ------------------------------------
Barry R. Edwards, CEO                                       Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                                    (212) 838-3777
Larry Hsu, Ph.D. President                                  Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                                    (310) 691-7100
Cornel C. Spiegler, CFO                                     www.lhai.com
(215) 289-2220 Ext. 1706                                    ------------
www.impaxlabs.com
-----------------


                        IMPAX RECEIVES FINAL FDA APPROVAL
                            FOR GENERIC PROAMATINE(R)

                          EIGHTH ANDA APPROVAL IN 2004



HAYWARD, CALIF. (MAY 28, 2004) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) announced that the U.S. Food and Drug Administration (FDA) has granted final marketing approval to the Company's Abbreviated New Drug Application (ANDA) for its generic version of PROAMATINE(R), Midodrine Hydrochloride 2.5 and 5 mg Tablets. Shire Pharmaceuticals Group plc (NASDAQ NM: SHPGY) markets PROAMATINE for treatment of symptomatic orthostatic hypotension. According to NDCHealth, U.S. market sales of PROAMATINE 2.5 and 5 mg and the two other marketed generic versions were approximately $50 million in the twelve months ended March 31, 2004.

"This is our eighth ANDA approval this year," said Larry Hsu, Ph.D. IMPAX's President. "We are pleased to add Midodrine Hydrochloride Tablets to our growing portfolio of products. This product will be marketed by our Global Pharmaceuticals division."

IMPAX currently has 14 applications pending at the FDA, including five tentatively approved, which address approximately $5.2 billion in U.S. product sales for the twelve months ended March 31, 2004, based on NDCHealth data. Twelve of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

                                      # # #